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                                                                 Exhibit (n)(ii)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 30, 2005, relating to the statements of assets and liabilities of CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC, CSFB Alternative Capital Event Driven Institutional Fund, LLC, CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC, CSFB Alternative Capital Relative Value Institutional Fund, LLC and CSFB Alternative Capital Tactical Trading Institutional Fund, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 30, 2005